UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

AVAX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Hamilton Street
Suite 204
Philadelphia, PA 10130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 241-9760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2008, AVAX Technologies, Inc. (the “Company”) closed a bridge financing (the “Bridge Financing”) pursuant to a Convertible Note and Warrant Purchase Agreement, as amended by the Amendment to Convertible Note and Warrant Purchase Agreement, each entered into and dated as of October 24, 2008 (collectively the “Agreement”), with certain insiders and accredited investors (the “Purchasers”). Pursuant to the Agreement, the Company sold convertible promissory notes (the “Notes”) to the Purchasers in the aggregate principal amount of $1,291,000 and issued warrants (the “Warrants”) to the Purchasers to purchase an aggregate of 12,910,000 shares of the Company’s common stock, par value $0.004 per share (the “Common Stock”). The Agreement provides for the sale by the Company of Notes of up to $1,500,000 and Warrants to purchase up to 15,000,000 shares of Common Stock. The Notes and the Warrants were sold without registration under the Securities Act of 1933, as amended (the “Act”) and may not be resold unless subsequently registered under the Act or pursuant to an exemption from registration under the Act.

The Notes accrue interest at a rate of 6% per annum and mature on December 31, 2008 (the “Maturity Date”). The Notes are subject to automatic mandatory conversion prior to the Maturity Date upon the closing of a future offering of securities as specified in the Agreement (the “Offering”). At the election of the holder, the Notes convert into either (i) one share of Common Stock of the Company for each $0.09 of unpaid principal and interest on the Notes, or (ii) that number of securities issued by the Company in the Offering equal to the quotient obtained by dividing the principal and accrued interest owed under the Note by the lesser of (a) $0.09 or (b) 90% of the price at which the securities are issued in the Offering and otherwise on the same terms and conditions and with the same rights and preferences as the securities issued in the Offering. The Notes are also subject to voluntary conversion at any time at a rate of one share of Common Stock for each $0.09 of unpaid principal and interest on the Notes.

Each of the Warrants has a five year term and is exercisable for $0.10 per share of Common Stock.

Pursuant to the Agreement, the Purchasers were granted registration rights for the Common Stock or other securities of the Company issuable upon conversion of the Notes and Warrants (the “Registrable Securities”). The Purchasers have “piggyback” registration rights for their Registrable Securities which requires the Company to include the Registrable Securities in any registration statement of the Company in connection with the securities sold by the Company in the Offering. Additionally, if the Company does not file a registration statement with the Securities and Exchange Commission (“SEC”) in which the Purchasers can exercise their “piggyback” registration rights by January 1, 2009 or if the Offering has been completed by such date but does not obligate the Company to register the securities issued thereby with the SEC, Purchasers holding at least one-third of Registrable Securities have certain “demand” registration rights with respect to their Registrable Securities. Such registration rights allows the Purchasers to demand that the Company (i) use all reasonable efforts to conduct an offering of the Registrable Securities in which such Registrable Securities are sold to an underwriter for reoffering to the public, and (ii) upon written request prepare and file a Registration Statement on Form S-3 covering the resale of all Registrable Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information with respect to the Notes and Warrants contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Such securities were issued pursuant to Section 4(2) of the Act, and Rule 506 of Regulation D promulgated under the Act. The Notes and the Warrants were sold without registration under the Act and may not be resold unless subsequently registered under the Act or pursuant to an exemption from registration under the Act.

Item 8.01 Other Events.

On October 30, 2008, the Company issued a press release announcing the completion of the Bridge Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Description
99.1	Press Release, dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2008	AVAX TECHNOLOGIES, INC.
	By:	/s/ Francois R. Martelet, M.D.
	Name:	Francois R. Martelet, M.D.
	Title:	President and Chief Executive Officer